UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2025 (December 9, 2025)

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd, Suite 150-138

Houston, TX 77042

(Address of principal executive offices, including zip code)

(346) 630-4724

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2025, XCF Global, Inc. (the “Company”) received a written notification (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market.

The Notice stated that the bid price of the Company’s common stock had closed below $1.00 per share for 30 consecutive business days, from October 27, 2025 to December 8, 2025, and that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a compliance period of 180 calendar days, or until June 8, 2026, to regain compliance.

To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the compliance period. If the Company achieves compliance, Nasdaq will provide written confirmation and the matter will be closed.

If compliance is not achieved by June 8, 2026, the Company may be eligible for an additional 180-day compliance period, provided it meets the continued listing standards for the Nasdaq Capital Market (other than the Minimum Bid Price Requirement) at that time and notifies Nasdaq of its intent to cure the deficiency.

Neither the Notice nor the Company’s non-compliance have an immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “SAFX.”

Item 8.01	Other Events

Memorandum of Understanding

On December 10, 2025, XCF Global, Inc. (“XCF”) entered into a non-binding Memorandum of Understanding (the “MOU”) with Southern Energy Renewables Inc. (“Southern”) and DevvStream Corp. (“DevvStream”). The MOU outlines a preliminary framework for potential commercial collaboration among the parties, including the exploration of opportunities relating to sustainable aviation fuel, environmental attributes, and related project development initiatives.

The MOU is non-binding, does not create any obligation or commitment by XCF, and is intended solely to facilitate continued discussions among the parties. No definitive agreements have been executed.

A copy of the press release announcing the MOU is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Related Party Considerations

Southern, DevvStream, and XCF have certain overlapping investor and sponsor relationships. EEME Energy SPV I LLC, which is controlled by Majique Ladnier, is the sole shareholder of Southern and a shareholder of DevvStream. EEME and GL Part SPV I, LLC and GL Part SPV II, LLC, which are also controlled by Majique Ladnier, collectively own approximately 19.6% of XCF’s outstanding Class A common stock. As of the date of this filing, XCF has an outstanding loan payable to GL Part SPV I, LLC of $365 thousand.

In November 2024, DevvStream completed a business combination with a special purpose acquisition company sponsored by an affiliate of Focus Impact Partners, Focus Impact Acquisition Corp. Carl Stanton, DevvStream’s Chairman, and Wray Thorn, a DevvStream director, are co-founders of Focus Impact Partners. Based on a definitive proxy statement filed by DevvStream on November 18, 2025, Focus Impact Sponsor, LLC, which is affiliated with Focus Impact Partners, owns common shares and other securities of DevvStream.

In June 2025, XCF completed a business combination through a special purpose acquisition company sponsored by an affiliate of Focus Impact Partners, Focus Impact BH3 Acquisition Co. XCF’s Interim Board Chair, Wray Thorn, and Carl Stanton, who is an XCF board observer, are co-founders of Focus Impact Partners. Focus Impact BHAC Sponsor, LLC, which is affiliated with Focus Impact Partners, owns shares of Class A common stock and other securities of XCF. In addition, XCF maintains a strategic consulting agreement with Focus Impact Partners for advisory and strategic services.

The information contained in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 and the exhibit furnished herewith shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	XCF Global Press Release (December 12, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

By:	/s/ Gregory P. Savarese
Name:	Gregory P. Savarese
Title:	Chief Marketing Officer

Date: December 12, 2025

3